Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

DENARII RESOURCES INC.
CONVERTIBLE PROMISSORY NOTE

$38,635.21	October 21, 2010
Vancouver, British Columbia

WHEREAS during the quarterly period ended December 31, 2009 (the “Quarterly Period”), Falco Investments Inc.. (“Falco”) loaned an aggregate of $38,635.21 to Denarii Resources, Inc., a Nevada corporation (the “Company”) for the purposes of working capital; and

WHEREAS the Company desires to evidence the loan made by Falco during the Quarterly Period to the Company in this convertible promissory note.

1.   Principal and Interest.

1.1  The Company, for value received, hereby promises to pay to the order of Falco (also known as the "Investor" or the "Holder") the sum of Thirty Eight Thousand Six Hundred Thirty Five Dollars and Twenty-One Cents ($38,635.21), which amount is reflected on the Company’s records as due and owing to Holder as of the Quarterly Period at the time and in the manner hereinafter provided.

1.2  This Convertible Promissory Note (the "Note") shall bear interest at the rate of 12% per annum compounded annually on the principal amount commencing on the date of the Quarterly Period. This Note shall be payable upon demand ("Demand Date"). Commencing on the Demand Date, all principal and accrued interest hereunder shall be payable by the Company upon demand made by the Investor.

1.3  Upon payment in full of the principal and all accrued interest hereof, this Note shall be surrendered to the Company for cancellation.

1.4  The principal and accrued interest of this Note shall be payable at the principal office of the Company and shall be forwarded to the address of the Holder hereof as such Holder shall from time to time designate.

2.   Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal payable hereunder, reasonable attorneys' fees and costs incurred by the Investor.

3.   Conversion.

3.1  Voluntary Conversion. The Holder shall have the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest hereunder into a number of fully paid and nonassessable whole shares of the Company's $0.001 par value common stock ("Common Stock") determined in accordance with Section 3.2 below.

3.2  Shares Issuable. The number of whole shares of Common Stock into which this Note may be voluntarily converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount borrowed hereunder by $0.01 (the “Note Conversion Price”), which Note Conversion Price is a 20% discount from the average trading price of the Company’s common stock on the Bulletin Board on October 21, 2010. All or any portion of the principal amount due and owing under this Note may be converted at the option of Holder into fully paid and non-assessable shares of Common Stock of the Company at any time upon three (3) days written notice; provided, however, that no such conversion shall result in the Holder holding in excess 9.99% of the total issued and outstanding shares of common stock of Company at any time.

3.3  Notice and Conversion Procedures. After receipt of demand for repayment, the Company agrees to give the Holder notice at least five (5) business days prior to the time that the Company repays this Note. If the Holder elects to convert this Note, the Holder shall provide the Company with a written notice of conversion setting forth the amount to be converted. The notice must be delivered to the Company together with this Note. Within twenty (20) business days of receipt of such notice, the Company shall deliver to the Holder certificate(s) for the Common Stock issuable upon such conversion and, if the entire principal amount hereunder was not so converted, a new note representing such balance.

3.4  Other Conversion Provisions.

(a)  Adjustment of Note Conversion Price. In the event the Company shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a reverse stock split and subdivision of the Company’s issued and outstanding shares of Common Stock, the Note Conversion Price shall forthwith be adjusted by proportionately increasing the Note Conversion Price on the date that such subdivision shall become effective.  In the event the Company shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a forward stock split and subdivision of the Company’s issued and outstanding shares of Common Stock, the Note Conversion Price shall forthwith be adjusted by proportionately decreasing the Note Conversion Price on the date that such subdivision shall become effective.

(b)  Common Stock Defined. Whenever reference is made in this Note to the shares of Common Stock, the term "Common Stock” shall mean the Common Stock of the Company authorized as of the date hereof, and any other class of stock ranking on a parity with such Common Stock. Shares issuable upon conversion hereof shall include only shares of Common Stock of the Company.

3.5  No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal hereunder that is not so converted.

4.  Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

(a)   Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Company hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)   Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Note except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), or such filings as may be required under applicable state securities laws, which, if applicable, will be timely filed within the applicable periods therefor.

(c)  No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

5.  Representations and Covenants of the Holder. The Company has entered into this Note in reliance upon the following representations and covenants of the Holder:

(a)  Investment Purpose. This Note and the Common Stock issuable upon conversion of the Note are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)  Private Issue. The Holder understands (i) that this Note and the Common Stock issuable upon conversion of this Note are not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration predicated on the representations set forth in this Section 8.

(c)  Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d)  Risk of No Registration. The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon conversion of the Note, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Note or the Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

6.  Assignment. Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.   Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

8.   Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within five (5) business days after receiving notice of the transfer, the Holder may effect such transfer. The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

9.   Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Investor:	Falco Investments Inc. # 205 - 1544 Marine Drive West Vancouver V7V 1H8
If to Company:	Denarii Resources Inc. 711 S. Carson Street, Suite 4 Carson City, Nevada 89701

Each of the above addressees may change its address for purposes of this Section by giving to the other addressee notice of such new address in conformance with this Section.

10.  Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Nevada, without regard to the conflicts of laws provisions thereof.

11.  Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

12.  Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

13.  Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

14.  Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

15.  No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

IN WITNESS WHEREOF, Denarii Resources Inc. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.